UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2009

MEDIFAST, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23016	13-3714405
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland	21117
(Address of principal executive offices) (Zip Code)

                Registrant's telephone number, including area code (410)-581-8042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR    230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR   240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

The Medifast Annual Meeting of Shareholders was held on October 9, 2009 at the Medifast Distribution Center , located at 601 Sunrise Avenue, Ridgely, Maryland, 21660.  The shareholders voted the following directors to the Board of Directors of Medifast, Inc.

Class III Directors:

Barry B. Bondroff ** (96% of shareholders voted FOR)
George J. Lavin** (95% of shareholders voted FOR)
Catherine T. Maguire** (96% of shareholders voted FOR)
Jeannette M. Mills ** (95% of shareholders voted FOR)

Class III Directors will hold office for a three-year period until 2012.

Directors elected for a one year term:

Jason L. Groves ** (95% of shareholders voted FOR)
John P. McDaniel ** (95% of shareholders voted FOR)
Jerry D. Reece ** (96% of shareholders voted FOR)

** Independent Director; independence in accordance and as determined by the rules of the New York Stock Exchange.  After the election, the Company has ten independent directors and four non-independent directors.

Additionally, the shareholders approved the appointment of Bagell, Josephs, Levine & Company, LLC, an independent member of the RSM McGladrey Alliance, as the Company’s independent auditors for the fiscal year ending December 31, 2009.   (97% of shareholders voted FOR)

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Medifast, Inc. (NYSE: MED), a provider of leading clinically-proven portion controlled weight-loss programs, today announced the appointment of H.C. “Barney” Barnum, Jr., to the Medifast Board of Directors.  With the addition of Mr. Barnum the Medifast Board of Directors is now comprised of fourteen members, ten of which are classified as independent under the rules of the New York Stock Exchange.

Mr. Barnum was sworn in as the Deputy Assistant Secretary of the Navy for Reserve Affairs on July 23, 2001. In this capacity he is responsible for all matters regarding the Navy and Marine Corps Reserve including manpower, equipment, policy and budgeting. On Jan. 20, 2009, Barnum was designated Acting Assistant Secretary of the Navy (Manpower and Reserve Affairs).

Mr. Barnum was the fourth Marine to be awarded the nation’s highest honor, the Medal of Honor for valor in Vietnam. He retired from the Marine Corps in August 1989 after 27 and one-half years of service.   Barnum served multiple tours as an artilleryman with both the 3rd and 2nd Marine Divisions to include two tours in Vietnam; 2nd Marine Aircraft Wing; guard officer at Marine Barracks, Pearl Harbor, and operations officer, Hawaiian Armed Forces Police; weapons instructor at the Officer Basic School; four years at Marine Corps Recruit Depot, Parris Island, as commanding officer, Headquarters Company and the 2nd Recruit Training Battalion of the Training Regiment; Chief of Current Operations, US Central Command where he planned and executed the first U.S./Jordanian joint exercise staff as the commander of U.S. Forces and twice planned and executed Operation Bright Star spread over four southwest Asian countries involving 26,000 personnel. Headquarters Marine Corps tours included: aide to the assistant commandant as a captain and deputy director Public Affairs, Director Special Projects Directorate and Military Secretary to the Commandant as a colonel. Upon retirement in 1989, Barnum served as the principal director, Drug Enforcement Policy, Office of the Secretary of Defense.

Barnum’s personal medals and decorations include: the Medal of Honor; Defense Superior Service Medal; Legion of Merit; the Bronze Star Medal with Combat “V” and gold star in lieu of a second award; Purple Heart; Meritorious Service Medal; Navy Commendation Medal; Navy Achievement Medal with Combat “V”; Combat Action Ribbon; Presidential Unit Citation; Army Presidential Unit Citation; Joint Meritorious Unit Award; Navy Unit Citation; two awards of the Meritorious Unit Citation; the Vietnamese Cross of Gallantry (silver) and the Department of the Navy Distinguished Public Service Award.

Barnum has attended The Basic School, U.S. Army Field Artillery School, Amphibious Warfare School, U.S. Army Command and General Staff College and the U.S. Naval War College. He is the past president of the Congressional Medal of Honor Society, Connecticut Man of the Year ’67, presented Honorary Legum Doctorem St Anselm College; Rotary Paul Harris Fellow; Abe Pollin Leadership Award ’03, Marine Corps League “Iron Mike” Award and Order of the Carabao Distinguished Service Award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

Dated: October 13, 2009	/s/ Michael S. McDevitt
Michael S. McDevitt
Chief Executive Officer and Chief Financial Officer